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                                                                  EXHIBIT 10q-13


                       AMENDMENT TO THE BELLSOUTH PERSONAL
                         RETIREMENT ACCOUNT PENSION PLAN


         THIS AMENDMENT to the BellSouth Personal Retirement Account Pension Plan (the "Plan") is made as of this 18th day of December, 2001.

                              W I T N E S S E T H:

         WHEREAS, BellSouth Corporation (the "Company") sponsors the BellSouth Personal Retirement Account Pension Plan (the "Plan"), which was amended and restated effective January 1, 1998, and subsequently amended from time to time; and

         WHEREAS, pursuant to Section 15.01 of the Plan, the Executive and Nominating and Compensation Committee of the Board of Directors of BellSouth Corporation (the "Committee") is authorized to amend the Plan; and

         WHEREAS, the Committee approved an amendment to the Plan at its February 26, 2001 meeting to provide an additional credit for the 2001 Plan Year equal to 1% of each Plan participant's 2001 compensation; and

         WHEREAS, the Committee authorized appropriate officers of the Company to do such further acts and to execute such documents as may be necessary or advisable to effectuate the purposes of such action; and

         WHEREAS, pursuant to Section 15.01 of the Plan, the Employee Benefit Committee, formerly the Employees' Benefit Claim Review Committee, (the "EBC") is authorized to adopt nonmaterial amendments to the Plan; and

         WHEREAS, the EBC approved an amendment to the Plan at its December 14, 2000 meeting to provide a 100% pre-retirement survivor benefit to beneficiaries of active, vested participants who die on or after January 1, 2001, and to terminated vested or retired participants who die on or after January 1, 2001; and

         WHEREAS, the EBC approved an amendment to the Plan at its February 14, 2001 meeting to provide the interest crediting rate of 5.78% for the L.M. Berry and Company participants for the 2001 Plan Year; and

         WHEREAS, L.M. Berry and Company adopted the Plan subject to certain modifications described in Schedule 2 of the Plan; and

         WHEREAS, the EBC approved an amendment to the Plan at its November 30, 2001 meeting to amend the Plan such that employees who are employed by BellSouth Cellular Services LLC on the contribution date of such entity to Cingular Wireless, LLC will not be


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eligible for a distribution under the Plan and to effect a spin-off of the liabilities associated with such employees to the defined benefit plan sponsored by Cingular Wireless, LLC; and

         WHEREAS, the EBC authorized appropriate officers in each of its aforementioned meetings of the Company to do such further acts and to execute such documents as may be necessary or advisable to effectuate the purposes of such approval;

         NOW, THEREFORE, pursuant to the authority delegated by the Committee and the EBC as referred to above, the undersigned officer approves the following to reflect such amendments of the Plan:

                                       1.

         Effective as of January 1, 2001, Schedule 2 of the Plan regarding L.M. Berry and Company is hereby amended by adding to the end of Paragraph 4(f) the following:

                  "As of the last day of Plan Year 2001, each Participant's account shall be credited with interest at the rate of 5.78%, under the terms of the Plan."

                                       2.

         Effective as of January 1, 2001, Section 3 of the Plan is hereby amended by adding the following sentence to the end of subparagraph 3.05(a) thereof:

                  "The Board has approved an additional credit for the 2001 Plan Year equal to the Participant's Compensation multiplied by one percent, and this additional credit shall be credited to each Participant's account as of the last day of such Plan Year."

                                       3.

         Effective December 22, 2001, Section 4 of the Plan is hereby amended by adding the following new paragraph 4.06 to the end thereof:

                  4.06 Plan Spin-off to Cingular. Participating Employees who are employed by BellSouth Cellular Services LLC may not retire and will not be eligible for a deferred vested pension for purposes of receiving a retirement benefit under the Plan as a result of the contribution of such Participating Company to Cingular Wireless, LLC. In addition, as determined in accordance with the requirements of Code section 414(l), the accrued benefits attributable to such BellSouth Cellular Services LLC employees shall be spun-off from the Plan, effective as of December 23, 2001, and assets associated with such liabilities shall be transferred within a reasonable period of time thereafter in a trustee-to-trustee transfer to the defined benefit plan maintained by Cingular Wireless, LLC.


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                                       4.

         Effective January 1, 2001, Section 8 of the Plan is hereby amended by deleting Sections 8.02 and 8.03 in their entirety and substituting the following in lieu thereof:

                  "8.02    Death Prior to Retirement or Termination. If the
         Participant dies after becoming vested but while actively employed by a Participating Company or Affiliate or while receiving benefits under the short term disability plan of a Participating Company or Affiliate, his surviving spouse may elect to have payments begin at any time following the Participant's death.

                  (a)      Deaths that occur before January 1, 2001.

                           With respect to a Participant who dies before January 1, 2001, the surviving spouse's monthly pension shall be 45 percent of the amount which would have been payable to the Participant had (i) he terminated employment with a deferred vested pension on the date of his death, (ii) if he had not attained age 62 as of his death, his account been credited with interest at the rate applicable to the Participant (as set forth in Paragraph 3.04) in the year of his death, from the date of his death to his 62nd birthday, and (iii) his account been converted into an actuarially equivalent single life annuity at age 62, if he had not attained age 62 on the date of his death, or on the date of his death, if he had attained age 62 as of such date, using the age 62 factor from the table in Appendix 3, as in effect on the date of his death.

                           With respect to a Participant described in the preceding paragraph, but who dies on or after July 22, 1996, if such Participant has a surviving spouse, in lieu of the monthly pension described above, the surviving spouse may elect to receive a lump sum settlement that is equal to the greater of (I) 45% of the Participant's account balance determined in steps (i) and (ii), above, and (II) the lump sum amount that would be payable to Participant under Paragraph
         7.08. If such a Participant dies and does not have a surviving spouse (or he and his surviving spouse have not been married throughout the one-year period ending on the date of his death), the amount determined in the prior sentence shall be paid to his estate in a lump sum.

                  (b) Deaths that occur on or after January 1, 2001 and before January 1, 2002.

                           With respect to a Participant who dies on or after January 1, 2001 and before January 1, 2002, the surviving spouse's monthly pension shall be equal to the greater of (i) the annuity benefit amount determined under Section 8.02(a) above, and (ii) the annuity benefit amount determined under Section 8.02(c) below.

                           If such surviving spouse elects a lump sum settlement in lieu of the monthly pension, then the lump sum settlement shall be equal to the greater of (i) the lump sum amount determined under
         Section 8.02(a) above, and (ii) the lump sum amount determined under
         Section 8.02(c) below. If such a Participant dies and does not have a surviving spouse (or he and his surviving spouse have not been married throughout the


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         one-year period ending on the date of his death), the amount determined in the prior sentence shall be paid to his estate in a lump sum.

                  (c)      Deaths that occur on or after January 1, 2002.

                           With respect to a Participant who dies on or after January 1, 2002, the surviving spouse's monthly pension shall be equal to 100% of the Participant's cash balance account converted to a single life annuity using the applicable Appendix 3 conversion factors. The factor shall be based on the age that the Participant would have been had he survived to the pension commencement date (as elected by the spouse), and based on the Applicable Interest Rate and the Applicable Mortality Rate for the year in which the pension commencement date occurs.

                           If the Participant was eligible for the grandfathered BellSouth Management Pension Plan (BSMPP) in accordance with Section
          6.03 hereof, then the surviving spouse shall be eligible for a BSMPP surviving spouse's monthly pension, if such amount is greater than the cash balance survivor annuity described in the preceding paragraph. The BSMPP surviving spouse's monthly pension shall be equal to forty-five percent (45%) of the Participant's accrued benefit under the BSMPP formula, except that no early retirement discount factor shall be applied, regardless of the Participant's or spouse's age, and the pension commencement date may be any date immediately following the Participant's death.

                           Such surviving spouse may elect to receive a lump sum settlement in lieu of the monthly survivor annuity. The lump sum settlement shall equal the greater of (i) 100% of the Participant's cash balance account as of his date of death, and (ii) the present value of the BSMPP survivor annuity, if applicable. The present value shall be determined by converting the BSMPP survivor annuity to a lump sum using the applicable factors in Appendix 3. The factor shall be based on the age that the Participant would have been had he survived to the pension commencement date, and based on the Applicable Interest Rate and the Applicable Mortality Rate for the year that the pension commences. In addition, if a vested Participant dies and does not have a surviving spouse (or, he and his surviving spouse have not been married throughout the one-year period ending on the date of his death), then the amount determined in this lump sum section shall be paid to his estate.

         8.03     Death After Retirement or Termination.

                  (a)      Deaths that occur before January 1, 2001.

                            If the Participant dies after retirement or termination of employment but before his Pension Commencement Date and his death occurs prior to January 1, 2001, his surviving spouse may elect to have payments begin at any time following the Participant's death.


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                           In either case, the surviving spouse's monthly
         pension is the amount such spouse would have received had the Participant lived until the date payments begin to be paid to the surviving spouse, elected payments to begin on such date in the form of the joint and 50% survivor annuity, and then died.

                  (b)      Deaths that occur on or after January 1, 2001.

                           If the Participant dies after retirement or termination of employment but before his Pension Commencement Date and his death occurs on or after January 1, 2001, his surviving spouse may elect to have payments begin at any time following the Participant's death. The survivor's benefit is determined in accordance with this subparagraph (b). However, if the Participant dies after retirement or termination of employment and after his Pension Commencement Date, then the Participant's retirement benefit (whether service pension, deferred vested pension, or disability pension) will be paid according to his elected form of payment and no survivor benefit shall be paid under this Section 8.03.

                           The surviving spouse's monthly pension shall be equal to 100% of the Participant's cash balance account converted to a single life annuity using the applicable Appendix 3 conversion factors. The factor shall be based on the age that the Participant would have been had he survived to the pension commencement date (as elected by the spouse), and based on the Applicable Interest Rate and the Applicable Mortality Rate for the year that the pension commences.

                           If the Participant was eligible for the grandfathered BellSouth Management Pension Plan (BSMPP) in accordance with Section
         6.03 hereof, then the surviving spouse shall be eligible for a BSMPP surviving spouse's monthly pension, if such amount is greater than the cash balance survivor annuity described in the preceding paragraph.
         The BSMPP surviving spouse's monthly pension shall be equal to forty-five percent (45%) of the Participant's accrued benefit under the BSMPP formula, with applicable early retirement reduction factors, and the pension commencement date may be any date immediately following the Participant's death.

                           Such surviving spouse may elect to receive a lump sum settlement in lieu of the monthly survivor annuity. The lump sum settlement shall equal the greater of (i) 100% of the Participant's cash balance account, and (ii) the present value of the BSMPP survivor annuity, if applicable. The present value shall be determined by converting the BSMPP survivor annuity to a lump sum using the applicable factors in Appendix 3. The factor shall be based on the age that the Participant would have been had he survived to the pension commencement date, and based on the Applicable Interest Rate and the Applicable Mortality Rate for the year in which the pension commencement date occurs. If a terminated or retired Participant dies before his Pension Commencement Date and does not have a surviving spouse (or, he and his surviving spouse have not been married throughout the one-year period ending on the date of his death), then no survivor benefit is payable."


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                                       5.

         Any other provisions of the Plan not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized officer of the Company as of the date first written above.


                                         By:   /s/ Richard D. Sibbernsen
                                               ---------------------------------
                                               Richard D. Sibbernsen
                                               Vice President - Human Resources



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